UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events

On March 25, 2011, Eagle Bulk Shipping Inc. (the “Company”) issued the press release attached as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release Dated March 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: March 31, 2011	By:	/s/ Alan S. Ginsberg
	Name:	Alan S. Ginsberg
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Dated March 25, 2011

Exhibit 99.1

Eagle Bulk Shipping Inc. Reaches Agreement with Korea Lines Corporation

New York, NY, March 25, 2011 -- Eagle Bulk Shipping Inc. ("Eagle Bulk") announced today that it has reached a comprehensive agreement with the Receivers of Korea Line Corporation ("KLC") regarding twelve time-chartered vessels impacted by KLC's decision to file for protective receivership earlier this year.  The agreement follows extensive and highly constructive dialogue between the two parties.

Main points of the agreement, which is effective from March 15, 2011, are as follows:

•
Charter rates on ten vessels have been adjusted to $17,000 per vessel per day. Additionally, through December 31, 2015, Eagle Bulk will receive all profits between $17,000 and $21,000 per vessel per day. During this period any additional profits above $21,000 per vessel per day are to be split equally between Eagle Bulk and KLC.

•	After December 31, 2015, all profits above $17,000 per vessel per day are to be split equally until the conclusion of the charters which expire at the earliest on December 31, 2018.

•
For the next twelve months, Eagle Bulk will charter these ten vessels and KLC will be responsible for any shortfall between the vessels' actual daily earnings and $17,000 per vessel per day. Any such shortfall shall be treated as a "claim for common benefit" under the Korean laws of corporate reorganization.

•
Time charter rates on two newbuildings have been adjusted to $17,000 per vessel per day with the same profit-sharing arrangement as above. However, Eagle Bulk will charter these vessels from their delivery later this year until December 31, 2011, during which time KLC shall be responsible for any shortfall between the vessels' actual daily earnings and $17,000 per vessel per day, which shortfall shall be treated as a "claim for common benefit" under the Korean laws of corporate Rehabilitation.

•
The charter on one vessel was not impacted, subject to the continued performance of the vessel's subcharterer. The daily time charter rate on this vessel remains $18,300 until January 2014, after which the rate will be $18,000 per day plus 50% of any profits above this rate until the earliest completion of the charter in December 2018.

•
The Company expects to receive all unpaid time charterhire at originally contracted rates for the period beginning the day after KLC received rehabilitation protection on February 15, 2011 to March 15, 2011.

•
Eagle Bulk expects to file a claim for all unpaid amounts in respect of the employment of the eleven vessels currently under charter to KLC for the period to February 15, 2011, the date on which KLC was granted Rehabilitation protection by the Korean court. The disposition of those claims for unpaid amounts due under those charters for that initial period to February 15, 2011 will be determined by the Korean courts at a future date.

About Eagle Bulk Shipping Inc.

Eagle Bulk Shipping, Inc., headquartered in New York City, is a leading global owner of Supramax dry bulk vessels, which are dry bulk vessels that range in size from 50,000 to 60,000 deadweight tons, or dwt, and transport a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes.

CONTACT:
Eagle Bulk Shipping Inc.
Investor Contact
Alan Ginsberg, Chief Financial Officer
(212) 785-2500

Perry Street Communications
Media Contact
Jonathan Morgan
(212) 741-0014